Exhibit 3.7(b)

(Requesters Name) (Address) (Address) (City/State/Zip/Phone #) □ PICK - UP Ƒ WAIT □ MAIL (Business Entity Name) (Document Number) Certified Copies _ Certificates of Status _ Special Instructions to Filing Officer: Office Use Only ,>•: U) :·_ , - T " l " o :; , - , > ' ', O ε \ >'" (..'. , ' CP ;T', - . r - n - :., • - r·.

COVER LETTER TO: Amendment Section Division of Corporations NAME or coRPORATION: Empire Pizza Holdings, Inc. DOCUMENT NUMBER: P06000140411 The enclosed Articles of Amendment and fee are submined for filing. Please return all correspondence concerning this matter to the following: M. Richard Cutler Name of Contact Person Cutler Law Group P.C. Firm/ Company 3355 W Alabama, Suite 1150 Address Houston, TX 77098 City/ State and Zip Code rcutler@cutlerlaw.com E - mail address: (to be used for future annual report notification) For further infonnation concerning this matter, please call: _M_._R_i_c_ha_r_d_C_u_t_le_r a 1 t 713 l 888 - 0040 Name of Contact Person Area Code & Da,1ime Telephone Number Enclosed is a check for the following amount made payable to the Florida Department of State: Ii $35 Filing Fee 0$43.75 Filing Fee & Certificate of Status 0$43.75 Filing Fee & Certified Copy (Additional copy is enclosed) 0$52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed) Mailing Address Amendment Section Division of Corporations P.O. Box 6327 Tallahassee, FL 32314 Street Address Amendment Section Division of Corporations Clifton Building 2661 Executive Center Circle Tallahassee, FL 3230 I

Articles of Amendment to Articles of Incorporation of Empire Pizza Holdings, Inc. FILED 2013 FEB I 8 PM 12= li 4 (Name of Corporation as currently filed with the Florida Dept. of State) P06000140411 (Document Number of Corporation (if known) ,:. ,. , 1 1 ., ;, [ATE TAUJnr,SSEt., FLORIDA i} Pursuant to the provisions of section 607.1006, Florida Statutes. this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation: A . If amending name . enter the new name of the corporation : _V_e_s_t_ia_g_e_,_l_n_c_ . The new name must be distinguishable and contain the word "corporation," "company, " or "incorporated" or the abbreviation "Corp . ," "Inc . ," or Co . ," or the designation "Corp," "Inc," or "Co" . A professional corporation name must contain the word "chartered . " "professional association," or the abbreviation "P . A . " B. Enter new principal office address, if applicable: (Principal office address MUST BE A STREET ADDRESS) C. Enter new mailing address. if applicable : (Mailing address MAY BE A POST OFFICE BOX/ 118 Opal Ave Newport Beach, CA 92662 Same D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address: Name o[New Registered Agent (florida street address) New Registered Office Address: , Florida. (Zip Code) New Registered Agent,s Signature, if changing Registered Agent: I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position. Signature of New Registered Agent, if changing Page I of 4

1

92662 Remove Change Add 3) Remove Change Add 4) Remove Change 5) Add Remove Change 6) Add Remove Page 2 of 4 ' If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added : (Attach additional sheets, ifnecessa 01 Please note the officerldi ; ector title by the first letter of the office title : P = President : V= Vice President : T= Treasurer : S= Secretary : D= Director : TR= Trustee : C = Chairman or Clerk : CEO= Chief Executiv e Officer ; CFO = Chief Financial Officer . If an officer/director holds mor e than one title, list the first letter of each office held . President, Treasurer , Director woul d be PTD . Changes should be noted in the following manner . Currently John Doe is listed as the PST and Mike Jones is listed as the V . There is a change, A 1 ike Jones leaves the corporation . Sally Smith is named the V and S . These should he noted as John Doe, PT as a Change . Mike Jones, Vas Remove, and Sally Smith, SV as an Add. Example: K_Change PT John Doe X Remove ...X Add y_ SY Title Mike Jones Sally Smith Type of Action (Check One) I) Change Add X 2) Change X ceo Name Thomas Scozzafava Address PO Box 725 Remove Sacketts Harbor, NY 13685 CEO Scott Kimball 118 Opal Ave Add Newport Beach, CA

2

E. If amending or adding additi nal Articles, enter change(s} here : (Attach additional sheets, ifnecessa 1). (Be specific) Article IV of the Certificate of Incorporation filed with the Office of the Secretary of State of Florida is hereby amended to read as follows: 1V. The total number of common stock authorized that may be issued by the Corporation is five hundred million (500,000,000) shares of common stock with a par value of one tenth of one cent ($0.001) per share and 20,000,000 shares of preferred stock with a par value of one tenth of one cent ($0.001) per share. To the fullest extent permitted by the laws of the State of Florida, as the same now exists or may hereafter be amended or supplemented, the board of directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of capital stock of the corporation. Effective February 26, 2013 or as soon thereafter as legally permitted, the common stock of the Corporation shall be subject to a 1 for 160,000 reverse stock split. The record date for the reverse stock split shall be February 25, 2013 and any fractional shares resulting from the reverse stock split shall be rounded up to the next whole share. F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares , provisions for implementing the amendment if not contained in the amendment itself : (if not applicable, indicate NIA) Page 3 of 4

3

The date of each amend ent(s) doption: _F_e_b_r_u_a_ry _1_3_,_2_0_1_3 _ Effective date if applicable: (no more than 90 days after amendment file date) Adoption of Amendment(s) (CHECK ONE) Iii The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval. D The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided/or each voting group entiJ/ed to vote separate(v on the amendment(s): ·The number of votes cast for the amendment(s) was/were sufficient for approval by - ------------------------- - (voting group} D The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required. D The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required. Dated Signature (By a director, president or other officer - if directors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee. or other court appointed fiduciary by that fiduciary) Scott Kimball (Typed or printed name of person signing) Chief Executive Officer (Title of person signing) Page 4 of 4

4

The date of each ame dment(;) adoption: _F_e_b_r_u_a _ry 1_3_,_2_0_1_ 3 _ Effective date if applicable : (uo more than 90 days after amendment file date) Adoption of Amendment(s) ICHECKO:'IE) Iii The amendmcnt(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval. D The amendment(s) was/were approved by the shareholders through voting groups. Thefoilowing statement must be separately provided/or each voting group entitled to vote separately on the ame,ufment(s): "The number of votes cast for the amcndment(s) was/were sufficient for approval by - ------------------------ - (voting group) 0 The amcndrnent(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required. D The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required. Dated nature - :::===:=::: s:; 25 i;;;;;;:::=; ".:' '2_:_ - ;:;: --- , ---- ; ------ - (Ay a dircctOr. president or o r officer - if directors or officers have not been selected, by an incorporator - ifin the hands ofa receiver, trustee, or other cou11 appointed fiduciary by that fiduciary) Scott Kimball (Typed or pnntcd name of person signing) Chief Executive Officer (Title of person signing) Page 4 of4

5